1
Forward-Looking Statements
This presentation contains “forward-looking statements,” within the meaning of the federal securities laws, that involve risks and uncertainties. All statements herein that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including the Company’s estimates of financial performance, and such things as business strategy, measures to implement strategy, competitive strengths, goals, references to future success and other events are generally forward-looking statements.
The Company’s actual results may differ materially from its estimates. Whether actual results, events and developments will conform to the Company’s expectations is subject to a number of risks and uncertainties and important factors, many of which are beyond the control of the Company. Among the risks and uncertainties which could cause the Company’s actual results to differ from those contemplated by its forward-looking statements are the risks relating to the Company’s ability to refinance its debt; the Company’s high degree of leverage and significant debt service obligations; the
Company’s ability to comply with covenant requirements in its agreements with its lenders and in its indentures; actions of rating agencies; industry and general economic conditions; the Company’s ability to realize its expected benefits from cost savings and revenue enhancement initiatives; and the risks and uncertainties contained in the Company’s periodic reports filed with the Securities and Exchange
Commission. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the results, events or developments referenced herein will occur or be realized.
Exhibit 99.1

Management Action Plans – Fiscal Year 2009 Bank EBITDA Impact
Fiscal 2009 Management Action Plans
– Projected Cost Savings of $25.9 million
• SG&A, Staff related and Production savings
– Projected Revenue Enhancements of $8.3 million
• Additional issues and Special Interest Publications
March 2006 to August 2008 headcount reduced by 15.0%
from 866 to 736 (a reduction of 130).

AMI Liquidity / Debt Covenants
Cash balance @ September 10, 2008 $37.2 million
Revolver balance @ September 10, 2008 $60.0 million
Quarterly term loan principal payments $1.1 million
Q1 FY09 Act
Senior debt leverage ratio covenant 3.500x
Senior debt leverage ratio 3.481x
Bank EBITDA cushion ($ in thousands) 710
Total debt leverage ratio covenant 8.250x
Total debt leverage ratio 7.874x
Bank EBITDA cushion ($ in thousands) 5,920
Interest coverage ratio covenant 1.200x
Interest coverage ratio 1.326x
Bank EBITDA cushion ($ in thousands) 12,346

EBITDA Reconciliation – Q1 Fiscal Year 2009
June 30, June 30,
(Dollars in Millions) 2008 2007
Net Income/(Loss) 0.4 $                   (0.1) $
Add:
Interest expense 23.5 24.7
Benefit for income taxes (0.3) (0.5)
Depreciation and amortization 2.7 3.3
Amortization of deferred debt costs 2.7 2.7
Amortization of deferred rack costs 3.0 3.5
EBITDA 32.0 $               33.6 $
Add:
Investment in launches and re-launches (0.5) 0.1
Restructuring costs and severance 0.3 0.2
Professional fees 0.5 2.0
Management fees 0.5 0.5
Other 0.6 0.0
Bank EBITDA 33.4 $               36.4 $
Three Months Ended
Note:
EBITDA represents the sum of net income or loss, interest expense, income taxes, depreciation of property and equipment, and amortization of intangible assets, deferred debt costs and deferred rack costs.  Bank EBITDA is used in calculating covenant compliance under the Company’s credit agreement.  Bank EBITDA is defined as EBITDA excluding certain allowable charges. EBITDA and Bank EBITDA are not measures of financial performance in accordance with GAAP. You should not consider them as alternatives to net loss as a measure of operating performance. Our calculation of EBITDA and Bank EBITDA may be different from the calculations used by other companies and therefore comparability may be limited. We present EBITDA to provide additional information regarding our performance and because it is a measure by which we gauge our profitability. In addition, information concerning Bank EBITDA is being presented because it reflects an important component included in the financial covenants of the Company’s credit agreement.